As filed with the Securities and Exchange Commission on January 7, 2010

Registration No. 333-122976

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933

Metropolitan Health Networks, Inc.
(Exact name of registrant as specified in its charter)

Florida	65-0635748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Omnibus Equity Compensation Plan
2001 Stock Option Plan
(Full title of the plans)
Robert J. Sabo
Chief Financial Officer
Metropolitan Health Networks, Inc.
250 Australian Avenue South, Suite 400
West Palm Beach, FL. 33401
(Name and address of agent for service)

(561) 805-8500
(Telephone number, including area code, of agent for service)

with a copy to:
David E. Wells, Esq.
Hunton & Williams LLP
1111 Brickell Avenue, Suite 2500
Miami, FL 33131
(305) 810-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer   ☐                                                                                Accelerated filer                    ☒
Non-accelerated filer     ☐                                                                                Smaller reporting company  ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment (this “Post-Effective Amendment”) constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-122976, filed on February 24, 2005 with the Securities and Exchange Commission and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-1527777, filed on August 5, 2008 with the Securities and Exchange Commission. This Post-Effective Amendment is being filed solely to include a reoffer prospectus that forms a part of this Post-Effective Amendment relating to the resale of control securities acquired or to be acquired by the selling shareholder listed under the “Selling Shareholder” section of the prospectus. The selling shareholder has acquired or will acquire the securities pursuant to Metropolitan Health Networks, Inc.’s various equity compensation plans. The reoffer prospectus contained herein has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares that have been or will be acquired by the selling shareholder.

The inclusion of the individual listed under the “Selling Shareholder” section of the prospectus does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by the selling shareholder at his sole discretion and such individual is listed as a selling shareholder solely to register the shares that he has received or will receive under the Company’s various equity compensation plans.

ii

PROSPECTUS

1,335,892 Shares of Common Stock
for Resale by the Selling Shareholder

Metropolitan Health Networks, Inc.

This prospectus relates to the resale of up to 1,335,892 shares of the common stock, par value $0.001 per share, of Metropolitan Health Networks, Inc. (“we”, “us” or “Company”) that may be offered and sold, from time to time, by the selling shareholder identified under the caption “SELLING SHAREHOLDER” in this prospectus. The shares were acquired, or will be acquired, by the selling shareholder pursuant to our Omnibus Equity Compensation Plan and our 2001 Stock Option Plan. The registration of the common stock by the selling shareholder does not necessarily mean that the selling shareholder will offer or sell his shares.

All of the proceeds from the sale of the shares covered by this prospectus, net of brokerage commissions, if any, will be received by the selling shareholder. We will not receive any of the proceeds from the sale of those shares.

Our common stock is traded on the NYSE Amex under the symbol “MDF.” On January 4, 2010, the last reported sales price for our common stock on the NYSE Amex was $2.00 per share.

See “Risk Factors” beginning on page 3 of this prospectus for factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2010.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These statements involve known and unknown risks and uncertainties, such as our plans, objectives, expectations and intentions, and other factors that may cause us, or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by statements that include the words “estimate,” “project,” “anticipate,” “expect,” “intend,” “may,” “should,” “believe,” “seek” or other similar expressions.

Specifically, this prospectus and the documents we have incorporated by reference contain forward-looking statements, including the following:

●
the ability of our provider service network (the “PSN”) to renew those network agreements with Humana with one-year renewable terms and maintain all of the network agreements with Humana on favorable terms;

●	our ability to make reasonable estimates of Medicare retroactive premium adjustments; and

●	our ability to adequately predict and control medical expenses and to make reasonable estimates and maintain adequate accruals for incurred but not reported medical claims.

The forward-looking statements reflect our current view about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The following important factors could prevent us from achieving our goals and cause the assumptions underlying the forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements:

●	reductions in government funding of the Medicare program and changes in the political environment that may affect public policy and have an adverse impact on the demand for our services;

●	the loss of or material, negative price amendment to significant contracts;

●	disruptions in the PSN’s or Humana's healthcare provider networks;

●	failure to receive accurate and timely claims processing, billing services, data collection and other information from Humana;

●	future legislation and changes in governmental regulations;

●	increased operating costs;

●	reductions in premium payments to Medicare Advantage plans;

●	the impact of Medicare Risk Adjustments on payments we receive from Humana;

●	the impact of the Medicare prescription drug plan on our operations;

●	general economic and business conditions;

●	increased competition;

●	the relative health of our customers;

●	changes in estimates and judgments associated with our critical accounting policies;

●	federal and state investigations;

●	our ability to successfully recruit and retain key management personnel and qualified medical professionals;

●	impairment charges that could be required in future periods; and

●	our ability to successfully integrate and retain the customers of any physician practices that we acquire.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or as of the date of any document incorporated by reference in this prospectus, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

PROSPECTUS SUMMARY

The Company

Through our PSN, we provide and arrange for medical care primarily to Medicare Advantage beneficiaries in 19 counties in the State of Florida who have enrolled in health plans primarily operated by Humana, Inc. and/or its subsidiaries, one of the largest participants in the Medicare Advantage program in the United States. We operate the PSN through our wholly-owned subsidiary, Metcare of Florida, Inc.  As of November 30, 2009, the PSN provided healthcare benefits to approximately 35,619 Medicare Advantage beneficiaries (including 217 beneficiaries covered under our agreement with CarePlus).

We are a Florida corporation. Our principal executive offices are located at 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. Our telephone number is (561) 805-8500 and our website address is www.metcare.com

The Offering

This offering relates to 1,335,892 shares of our common stock that may be offered and sold, from time to time, by the selling shareholder identified in this prospectus under the caption “SELLING SHAREHOLDER.” All the proceeds from the sale of the shares covered by this prospectus, net of brokerage commissions, if any, will be received by the selling shareholder.  We will not receive any proceeds from the sale of the shares.  Our common stock is traded on the NYSE Amex under the symbol “MDF.”

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2009, June 30, 2009 and September 30, 2009, which are incorporated by reference in this prospectus.

The risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock which may be sold pursuant to this prospectus for the account of the selling shareholder. All such proceeds, net of brokerage commissions, if any, will be received by the selling shareholder. See the sections titled “Selling Shareholder” and “Plan of Distribution.”

SELLING SHAREHOLDER

This prospectus relates to shares of common stock to be offered by the selling shareholder. The table below, including the footnotes, presents information regarding the selling shareholder and the shares of our common stock that the selling shareholder may offer and sell from time to time under this prospectus. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the selling shareholder may also offer and sell common stock issued to the selling shareholder as a result of, among other things, stock splits, stock dividends and other similar events that affect the number of common shares held by the selling shareholder. The inclusion in the table of the individual named therein shall not be deemed to be an admission that such individual is an “affiliate” of the Company.

The following table sets forth, as of January 4, 2010, the name of the selling shareholder, the nature of his position, office, or other material relationship to the Company or its subsidiaries within the most recent past three years, and the number of shares of common stock that he owns. The table also sets forth the number of shares of common stock owned by the selling shareholder that are offered for sale by this prospectus and the number and percentage of shares of common stock to be held by such selling shareholder assuming the sale of all the shares offered hereby. The table and footnotes assume that the selling shareholder will sell all of such shares. However, because the selling shareholder may sell all or some of his shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling shareholder or that will be held by the selling shareholder after completion of any sales. We do not know how long the selling shareholder will hold the shares before selling them. Information concerning the selling shareholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Which May Be Offered (1) (2)	Number of Shares of Common Stock Owned After the Offering (2)	Percentage of Outstanding Common Stock After the Offering
Michael M. Earley CEO and Director (3)	1,581,033 (4)	1,335,892 (4)	245,141	*

*           Indicates less than one percent

(1)           Represents shares beneficially owned by the named individual which have been granted under the Omnibus Equity Compensation Plan and the 2001 Stock Option Plan, including shares that such individual has the right to acquire upon exercise of options granted under the listed plans, regardless of when such options vest.

(2)           Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by the selling shareholder at his sole discretion.

(3)           Mr. Earley has served as Chief Executive Officer of the Company since March 2003.  He also served as Chairman of the Board from September 2004 through December 2009.  On December 7, 2009, we filed a Current Report on Form 8-K indicating that Mr. Earley announced plans to step down as Chief Executive Officer.  He has agreed to serve as Chief Executive Officer until the earlier of March 31, 2010 or the engagement of his successor.

(4)           Includes (i) 174,025 restricted shares of common stock scheduled to vest on or before March 31, 2010, (ii) options to purchase 763,667 shares of common stock that are immediately exercisable or exercisable within sixty (60) days of January 4, 2010 at exercise prices ranging from $0.35 per share to $2.31 per share and (iii) options to purchase 398,200 shares of common stock scheduled to vest on or before March 31, 2010 at exercise prices ranging from $1.62 per share to $2.31 per share.

PLAN OF DISTRIBUTION

Shares offered hereby may be sold from time to time directly by or on behalf of the selling shareholder in one or more transactions on the NYSE Amex or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The selling shareholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the shares or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

In connection with such sales, the selling shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers.  In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the selling shareholder in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling shareholder may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this prospectus. There can be no assurance that the selling shareholder will sell any or all of the shares offered by him hereby.

We will pay all expenses of the registration of the shares. We have notified the selling shareholder of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Hunton & Williams LLP, Miami, Florida.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and management’s assessment of the effectiveness of internal control over financial reporting have been so incorporated in reliance upon the reports of such firm, upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You can find additional information regarding us and the common stock in the registration statement and the exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file reports and other information with the SEC. The registration statement, including exhibits, and the reports and other information filed by us can be inspected without charge at the public reference facilities maintained by the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from such offices at fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this site is http://www.sec.gov. In addition, you can also access documents we file with the SEC at our website, http://www.metcare.com, which is not a part of this prospectus and is not incorporated herein by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus.

The following documents, which have been filed by us with the SEC pursuant to the Exchange Act, are incorporated by reference in this prospectus as of their respective dates:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

●	Our Current Reports on Form 8-K filed with the SEC on February 11, 2009, February 27, 2009, March 13, 2009, March 24, 2009, May 11, 2009, September 9, 2009 and December 7, 2009; and

●	The description of our Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 19, 2004.

All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules and regulations, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide without charge to any person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus). We will provide such copies at no cost, upon written or oral request, by writing or telephoning us at:

Metropolitan Health Networks, Inc.
250 Australian Avenue, Suite 400
West Palm Beach, FL 33401
Telephone (561) 805-8500
Attention:  Roberto L. Palenzuela

1,335,892 Shares

of Common Stock

Metropolitan Health Networks, Inc.

Prospectus

January 7, 2010

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The contents of the following documents, which have been filed by us with the SEC pursuant to the Exchange Act, are incorporated by reference in this Registration Statement as of their respective dates:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

●	Our Current Reports on Form 8-K filed with the SEC on February 11, 2009, February 27, 2009, March 13, 2009, March 24, 2009, May 11, 2009, September 9, 2009 and December 7, 2009; and

●	The description of our Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 19, 2004.

All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules and regulations, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification

We are incorporated in the State of Florida and subject to the Florida Business Corporation Act (the “Florida Act”).  Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

Also, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850. We currently maintain such liability insurance for each of our directors and officers.

Our articles of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law, as now in effect or later amended. Also, we have entered into indemnification agreements with all of our directors and executive officers whereby we have agreed to indemnify, and advance expenses to, such persons to the fullest extent permitted by applicable law.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

A list of the exhibits included as part of this Registration Statement is set forth on the Exhibit Index immediately following the signature page hereto and is hereby incorporated by reference.

Item 9.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the West Palm Beach, State of Florida, on this 6th day of January 2010.

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Robert J. Sabo
Name: Robert J. Sabo
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the persons listed below in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Robert J. Sabo his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre-effective and post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael M. Earley Michael M. Earley	Chief Executive Officer and Director	January 6, 2010

/s/ Robert J. Sabo Robert J. Sabo	Chief Financial Officer	January 6, 2010

/s/ Eric Haskell Eric Haskell	Chairman of the Board	January 6, 2010

/s/ David A. Florman David A. Florman	Director	January 6, 2010

/s/ Martin W. Harrison, M.D. Martin W. Harrison, M.D.	Director	January 6, 2010

/s/ Karl M. Sachs Karl M. Sachs	Director	January 6, 2010

/s/ Robert E. Shields Robert E. Shields	Director	January 6, 2010

/s/ Barry T. Zeman Barry T. Zeman	Director	January 6, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of the Registrant, as amended (1)
4.2	Amended and Restated By-Laws of the Registrant (2)
4.3	Form of Company’s Common Stock Certificate (1)
5.1	Opinion of Hunton & Williams LLP (5)
10.1	Omnibus Equity Compensation Plan, as amended (3)
10.2	2001 Stock Option Plan (4)
23.1	Consent of Grant Thornton LLP*
23.3	Consent of Hunton & Williams LLP (included as part of Exhibit 5.1) (5)
24.1	Power of attorney (included on signature page to this Registration Statement)*

*           Filed Herewith

(1)           Incorporated by reference to the Company’s Registration Statement on Form 8-A filed with the SEC on November 19, 2004 (No. 001-32361).

(2)           Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2004.

(3)           Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 5, 2009.

(4)           Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on May 24, 2001 (No. 333-61566).

(5)           Previously filed with the Registration Statement.